UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0- 20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement

On October 15, 2010, Berg & Berg Enterprises, LLC (“Berg & Berg”) loaned $2,500,000 to Valence Technology, Inc. (the “Company”).  In connection with the loan, the Company executed a promissory note (the “Promissory Note”) in favor of Berg & Berg.  The Promissory Note is payable on February 15, 2011 and bears interest at a rate of 3.5% per annum.  This summary of the terms of the Promissory Note is qualified in its entirety by the text of the Promissory Note, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On July 27, 2010, the Company’s Board of Directors authorized the Company to engage in financing transactions (including either loans or the sale of shares) with Berg & Berg, Carl E. Berg, or their affiliates from time to time in an aggregate amount of up to $10,000,000, if, and when needed by the Company, and as may be mutually agreed.  The above transaction was made pursuant to this authorization and following such transaction, the full $10,000,000 has now been utilized under this authorization.

The managing member of Berg & Berg is Carl E. Berg, who is the Chairman of the Company’s Board of Directors and the principal stockholder of the Company.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Promissory Note, dated as of October 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: October 15, 2010	By:	/s/ Roger A. Williams
Roger A. Williams
VP Law & General Counsel

 EXHIBIT INDEX

Exhibit 10.1	Promissory Note, dated as of October 15, 2010.